UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   March 28, 2015

CNS RESPONSE, INC.

(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

85 Enterprise, Suite 410

Aliso Viejo, California 92656

(Address of principal executive offices)

(949) 420-4400

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On March 28, 2015, CNS Response Inc. (the "Company"), entered into a separate termination agreement with each of Equity Dynamics, Inc. ("EDI") and SAIL Capital Partners ("SAIL"), in each case to immediately terminate the respective November 28, 2012 governance agreement (collectively, the "Governance Agreements") that the Company had entered into with each of EDI and SAIL (collectively, the "Termination Agreements"). As described below in more detail, among other things, the Governance Agreements allowed each of EDI and SAIL to nominate persons to the Company's Board of Directors, required the Company to take certain actions to support such nominations and placed certain restrictions on the size of the Company's Board. Pursuant to the Termination Agreements, the Governance Agreements were terminated in their entirety as of the date thereof, and are of no further force or effect. This description of the Termination Agreements is qualified in its entirety by reference to such agreements attached hereto as Exhibits 10.1 and 10.2, and incorporated by reference herein.

EDI is an entity owned by John Pappajohn, a director of the Company, and SAIL is one of the Company's principal stockholders of which a director, Walter Schindler, is the managing partner. The Company's entry into each of the Governance Agreements was previously reported under Item 1.01 of its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 4, 2012 (the "December 2012 8-K").

As previously disclosed in the December 2012 8-K, pursuant to the Governance Agreements, the Company had agreed, subject to providing required notice to stockholders, to appoint a certain number of persons nominated by EDI and SAIL to the Company's Board of Directors, and to create vacancies for that purpose, if necessary. The number of persons to have been nominated by EDI and SAIL was four and three, respectively. In addition, at each meeting of stockholders of the Company at which directors were nominated and elected, the Company had agreed to nominate for election four designees of EDI and three designees of SAIL, and further had agreed to take all necessary action to support such election, and to oppose any challenges to such designees. The Governance Agreements also restricted the Company's ability to increase the number of directors to more than seven without the consent of EDI and SAIL.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Form of Termination Agreement by and between the Company and Equity Dynamics, Inc.
10.2	Form of Termination Agreement by and between the Company and SAIL Capital Partners.

SIGNATURE

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS RESPONSE, INC.

	By:	/s/ Paul Buck
March 30, 2015	Name:	Paul Buck
	Title:	Chief Financial Officer